SECURITIES AND EXCHANGE COMMISSION

			Washington, D. C. 20549


				FORM 8-K

			CURRENT REPORT

	  	Pursuant to Section 13 or 15(d) of the
 		Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    February 28, 2004

		AMSTAR FINANCIAL SERVICES, INC.
	(Exact name of registrant as specified in its charter)

      Florida                    0-25803              65-0181535
(State or other jurisdiction     (Commission         (IRS Employer
of incorporation)                  File No.)     Identification No.)

		10800 Biscayne Blvd., Suite 500, Miami, FL 33161

Registrant's telephone number, including area code     (305) 751-3232

Item 5.  Other events


On February 28, 2004 the registrant filed a press release with an announcement of the curtailment of mortgage lending operations

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit 99.	Press Release dated February 28, 2004 announcing curtailment of mortgage lending operations.



Amstar Financial Services, Inc. (OTCBB:AMAF) announced that its
Board of Directors ordered curtailment of the Company's Florida mortgage lending operations effective March 1, 2004. During the last quarter of 2003 and continuing into the first quarter of 2004, the company along with other mortgage lenders nationwide experienced substantial declines in mortgage originations from the prior record pace despite historically low interest rates. The Company responded by closing four lending offices and consolidating all its support operations to the Jupiter and Miami offices. The Company reduced other expenses but was unable to overcome its negative cash flow without anticipated funding, which did not materialize. The curtailment affects approximately 50 employees at the Company's Jupiter Mortgage, Synergy Mortgage Solutions, and America's Senior units in Jupiter, Fl and Miami, Fl. Until further notice, the Company's Colorado division will continue to operate.

The Company is continuing to evaluate its options but warns investors that it may be required to close its doors permanently. The Company also warns that it does not anticipate the ability to file its Form 10-KSB for the year ended December 31, 2003 and as a result quotation of its common stock on the OTC Bulletin Board may be suspended in accordance with the OTCBB rules.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. This news release contains forward-looking statements that reflect the Company's intention to curtail its mortgage lending operations and inability to file Form 10-KSB. These forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

For information email info@amstarfinancial.net

Amstar Financial Services, Inc.
10800 Biscayne Blvd - Suite 500
Miami, FL 33161






	SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AMSTAR FINANCIAL SERVICES, INC., INC.


By:                            s/Nelson A. Locke

February 28, 2004               Nelson A. Locke
                               Chairman